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                                                                   Exhibit 10.51

                             STAR SCIENTIFIC, INC.

                         AMENDED AND RESTATED EXECUTIVE
                              EMPLOYMENT AGREEMENT


          THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of March 15, 2001, by and between STAR SCIENTIFIC, INC., a Delaware corporation (the "Company"), and CHRISTOPHER G. MILLER ("Executive").

                                    RECITALS

     1. The Company is engaged in the research, development and commercialization of smoking cessation products, potentially reduced-risk smoking products and smokeless tobacco products focused upon the delivery of less cancer-causing toxins (i.e., TSNAs).

     2. Executive and Company entered into an Executive Employment Agreement dated September 15, 2000, and it is the desire of the parties to have this Agreement amend and restate the September 15, 2000 agreement in its entirety, excepting only the grant of stock options in the September 15, 2000 agreement.

     3. The Company wishes to employ Executive and to have the continuing benefit of his professional skills and services, and Executive agrees to continue to act as the Company's Chief Financial Officer and devote his full-time and attention as Chief Financial Officer, in accordance with the terms set forth herein and specifically in Section 1(d).

                                   AGREEMENT

          NOW, THEREFORE, the parties hereto agree as follows:

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     1.  Employment and Duties.

         1. Position. The Company hereby employs Executive, and Executive hereby
            --------
accepts employment with the Company, as its full-time Chief Financial Officer.

         2. Duties. Executive agrees to devote his best efforts to perform all
            ------
duties assigned to him by the Company's Chairman, President and Chief Operating Officer and/or Chief Executive Officer in a trustworthy, professional and business-like and loyal manner.

         3. Reporting. Executive shall report to the Company's Chairman,
            ---------
President and Chief Operating Officer, Paul L. Perito, Esquire.

         4. Devotion of Time to Company's Business. During the Term of this
            --------------------------------------
Agreement (as such term is defined in Section 1(e) hereof), Executive agrees (i) to devote the primary portion of his productive time, ability and attention to the business of the Company during normal working hours, (ii) except as noted below, not to engage in any other business duties or business pursuits, (iii) not to render any similar type of financial (CFO) services of a commercial or professional nature to any individual, trust, partnership, company, corporation, business, organization, group or other entity (each, a "Person"), whether directly or indirectly for compensation or otherwise, without the prior written consent of the Board of Directors ("Board"), and (iv) not to acquire, hold or retain, whether directly or indirectly, more than a one percent (1%) interest in any business competing with or similar in nature to the business of the Company or any of its Affiliates (as such term is defined below); provided, however, that Executive shall be permitted to hold directorships and officerships in previously formed companies and expend

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reasonable amounts of time attending meetings and conferring on matters relating to such companies, so long as Executive shall devote sufficient time to fulfill his role as full-time Chief Financial Officer and provided further that such other activities will not interfere with or be inconsistent with his functioning as the Company's full-time Chief Financial Officer. Further, during the term of this Agreement, Executive agrees not to accept any new position as an officer or director of any other company without first advising the Board the opportunity and receiving Board approval to assume such position. Subject to the foregoing, the making of passive personal investments shall not be deemed a breach of this Agreement or require the prior written consent of the Company if those activities do not materially interfere with the services required of Executive under this Agreement. For purposes of this Agreement, "Affiliates" shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under the common control of, the Company.

         5. Term. Unless sooner terminated as provided in Section 4 hereof, the
            ----
term of this Agreement shall be deemed to have commenced on March 15, 2001 and shall continue for a term of twenty-four (24) months through March 15, 2003 (the "Initial Term"), and shall be renewable for successive one (1) year terms (each, a "Renewal Term") at the option of the Company. Notice of renewal, if applicable, shall be given to Executive in writing at least thirty (30) days prior to the end of the Initial Term or the applicable Renewal Term, as the case may be. The Initial Term, together with any Renewal Terms shall be referred to in this Agreement as the "Term of this Agreement." If the Company does not provide notice of its intent to renew the Term of this Agreement in accordance with this paragraph, the Agreement shall

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continue on a month-to-month basis until either party notifies the other of the intent not to continue the Agreement on a month-to-month basis. Notice of an intent not to continue the Agreement on a month-to-month basis shall be effective if provided at least fifteen (15) days prior to the completion of the then-current monthly term.

         6. Observance of Company Rules, Regulations and Policies. Executive
            -----------------------------------------------------
shall duly, punctually and faithfully perform and observe any and all rules, regulations and policies which the Company may now have or hereafter establish governing the conduct of its business or its employees to the extent such rules, regulations and policies are not in conflict with this Agreement. Executive shall promptly provide written notice to the Company's Chairman, President and Chief Operating Officer and to the Board of Directors of any such apparent conflict of which Executive becomes aware.

     2.  Compensation.

         1. Base Salary. The Company shall pay to Executive an annual salary of
            -----------
two hundred and twenty-five thousand dollars ($225,000) payable in monthly increments of approximately eighteen thousand seven hundred and fifty dollars ($18,750) on a regular basis and in accordance with the Company's standard payroll procedures for senior management in effect at the time of payment.

         2. Discretionary Bonus. In addition to the Base Salary, and assuming
            -------------------
that this Agreement remains in effect, the Company's Senior Management (in consultation with the Compensation Committee) as of September 15, 2001, March 15, 2002 and March 15, 2003 will review Executive's performance during each proceeding period and determine what, if any, bonus, in

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addition to Executive's basic salary and options, should be awarded to
Executive. Such decision by Senior Management shall be made within sixty (60) days from September 15, 2001, March 15, 2002 and March 15, 2003. In determining whether to award a discretionary bonus to executive Senior Management will consider a variety of effective performance based factors.

         3.  Incentive Signing Bonus and Stock Option Grant.
             ----------------------------------------------

             (A) Incentive Signing Bonus
                 -----------------------

                 (1) In order to induce Executive to enter into this Agreement and to abandon a range of business opportunities, joint ventures and/or partnerships with which he has been involved in developing over the past few years, Executive shall be granted a Stock Option to purchase One Hundred Thousand (100,000) Shares of Common Stock of the Company at fair market value, as of the date of this grant, i.e., March 13, 2001, pursuant to the Company's standard form of stock option agreement under its 1998 or 2000 Stock Option Plans (the "Plan"). To the extent permitted under applicable IRS Regulations, the Option shall be an incentive stock option and the remainder, if any, shall be non-statutory stock options.


             (B) Stock Option Grant.
                 ------------------

                 (1) The parties acknowledge and agree that, as additional incentive to Executive, the Compensation Committee will recommend and, upon Board approval, the Company will grant to Executive a Stock Option (the "Option") to purchase up to two hundred and fifty thousand (250,000) shares of Common Stock of the Company at fair market value as of the date of the grant, pursuant to the Company's standard form of stock option

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agreement under its 1998 or 2000 Stock Option Plan (the "Plan"). To the extent permitted under applicable IRS regulations, the Option shall be an incentive stock option and the remainder shall be non-statutory stock options.

                     (1) Vesting. The Option shall vest on the following
                         -------
schedule: (A) one hundred thousand (100,000) shares shall be fully vested and exercisable as of the date of execution of this Agreement; (B) one hundred thousand (100,000) shares shall vest and become exercisable on March 15, 2002; and (C) fifty thousand (50,000) shares shall vest and become exercisable on September 15, 2002. However, if Executive dies or becomes disabled (as defined in Section 4(b)), if Executive is terminated without Cause, or if there is a change in control of the Company (as defined in Section 13(b)(i)-(iv) of the Company's 2000 Equity Incentive Plan), then the Option shall vest and become immediately exercisable by Executive or his estate at the time of such event.

                     (2) Termination. To the extent not then fully vested, the
                         -----------
Option shall immediately terminate upon the earlier of the effective date of termination of this Agreement: (A) by the Company for Cause (as such term is defined in Section 4(i) hereof); or (B) voluntarily by the Executive (as such term is defined in Section 4(e) hereof). (iv) Other Option Terms. All other terms of the Option shall be determined in accordance with the Plan.

                     (3) Other Option Terms. All other terms of the Option shall
                         ------------------
be determined in accordance with the Plan.

         4. Automobile. The Company will furnish Executive with an automobile
            ----------
and will reimburse Executive all reasonable costs and expenses relating to Executive's use of the

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automobile, including without limitation, amounts incurred for insurance, gas and general maintenance and repair.

         5. Vacation. Executive shall be entitled to such annual vacation time
            --------
with full pay as the Company may provide in its standard policies and practices for any other management executives and, in no event, less than 20 business days per year.

         6. Disability Insurance. During the term of this Agreement, the Company
            --------------------
will pay for or contribute to a long-term disability insurance plan sufficient to provide for total disability benefits of fifteen thousand dollars ($15,000) per month between disability benefits available from the Company or through Executive's plan. Any amount contributed by Company for such coverage shall be in addition to the base salary described in Section 2(a).

         7. Directors and Officers Liability Insurance. Executive shall be
            ------------------------------------------
entitled to participate in, and have the benefit of, directors and officers liability insurance to the same extent such coverage is provided to the Company's other management executives.

         8. Other Benefits. Executive shall participate in and have the benefits
            --------------
of all present and future vacation, holiday, paid leave, unpaid leave, life, accident, disability, dental, vision and health insurance plans (including any key man executive health and benefit programs), pension, profit-sharing and savings plans and all other plans and benefits to the same extent such coverage is provided to the Company's other management executives.

         9. Withholding. The parties shall comply with all applicable
            -----------
withholding requirements in connection with all compensation payable to Executive.

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       3.  Expense Reimbursement.
           ---------------------

           1. General Business Expenses. The Company shall reimburse Executive
              -------------------------
for all business travel and other out-of-pocket expenses reasonably incurred by Executive in the course of performing his duties under this Agreement. All reimbursable expenses shall be appropriately documented and shall be in reasonable detail and in a format and manner consistent with the Company's expense reporting policy, as well as applicable federal and state tax record keeping requirements.

           2. Professional Educational Expenses and Fees. In addition, the
              ------------------------------------------
Company shall reimburse Executive for (i) all reasonable expenses incurred for continuing education courses required to maintain Executive's professional status, and (ii) all reasonable professional fees and dues associated with Executive's professional status.

       4.  Termination and Rights on Termination. This Agreement shall terminate
           -------------------------------------
upon the occurrence of any of the following events:

           1. Death. Upon the death of Executive, in which event the Company
              -----
shall, within thirty (30) days of receiving notice of such death, pay Executive's estate all salary then due and payable and all accrued vacation pay and bonuses, if any, in each case payable or accrued through the date of death. Executive's estate shall not be entitled to any severance compensation.

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           2. Disability. Upon the mental or physical Disability (as such term
              ----------
is defined below) of Executive, in which event the Company shall, within thirty
(30) days following the determination of Disability, pay Executive all salary then due and payable and all accrued vacation pay and bonuses, if any, in each case payable or accrued through the date of determination of Disability. For purposes of this Agreement, "Disability" shall mean a physical or mental condition, verified by a physician designated by the Company, which prevents Executive from carrying out one or more of the material aspects of his assigned duties for at least ninety (90) consecutive days, or for a total of ninety (90) days in any six (6) month period. Executive shall not be entitled to any severance compensation.

           3. Termination by the Company For Cause. The Company may terminate
              ------------------------------------
this Agreement at any time for Cause (as such term is defined below). In this event, the Company shall, within thirty (30) days following such termination, pay Executive all salary then due and payable through the date of termination. Executive shall not be entitled to any severance compensation or any accrued vacation pay or bonuses. For purposes of this Agreement, "Cause" shall mean:

              (1) Any conduct which, in the sole judgment of the Board of Directors, has diminished the professional reputation of the Executive or has adversely affected his ability to serve as Chief Financial Officer of the Company. By way of example, and not of limitation, the following types of conduct would be "cause" for termination hereunder; engaging in competition with the Company, inducing any employee or any significant customer, contractor, supplier, representative or distributor of the Company to breach any contract with the

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Company, or to cease doing business, or limit business activity, with the
Company, intentionally making an unauthorized disclosure of material confidential information of the Company, committing an act of dishonesty, fraud, embezzlement or theft, otherwise engaging in misconduct with respect to the property, business or affairs of the Company, or deliberately disregarding the rules, regulations and policies of the Company in such a manner as to cause loss, damage or injury to, or otherwise materially endanger, or, in the sole judgment of the Board, adversely affect the property, reputation, operations or employees of the Company;

              (2) Gross negligence by Executive in the performance of his duties hereunder, dereliction or negligence in performing any of such duties, or refusal to abide by or comply with the directives of the Board;

              (3) Conviction for a felony offense, a crime involving moral turpitude, or any other offense which could reflect adversely upon the Company; or

              (4) Abuse of alcohol or drugs (legal or illegal) that, in the sole judgment of the Board of Directors, impairs Executive's ability to perform his duties hereunder.

           4. Termination by the Company Without Cause. The Company may
              ----------------------------------------
terminate this Agreement at any time without Cause by providing Executive with thirty (30) days' written notice of termination, in which event the Company shall, within thirty (30) days following the effective date of termination, pay Executive (i) a lump sum payment equal to all salary then due and payable, and all accrued vacation pay and bonuses, if any, and (ii) severance payments equal to six (6) months' salary paid on a monthly basis.

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           5. Voluntary Termination by Executive. Thirty (30) days after
              ----------------------------------
delivery by Executive to the Company of a written notice terminating this Agreement for any reason, in which event the Company shall, within thirty (30) days following the effective date of termination, pay Executive all salary then due and payable through the date of termination. Executive shall not be entitled to any severance compensation or any accrued vacation pay or bonuses.

           6. Termination after acquisition of the Company by a Third Party. If
              -------------------------------------------------------------
there is a change in control of the Company (as defined in Sections 13(b)(i) -
(iv) of the Company's 2000 Equity Incentive Plan) and this Agreement does not continue in effect through its initial term (i.e. through March 15, 2003) after such a change in control, Company and/or the third party acquiring the Company will promptly advise Executive of this decision and will within sixty (60) days of such notification pay Executive (i) a lump sum payment equal to all salary then due and payable, and all accrued vacation pay and bonuses, if any, and (ii) severance payments equal to six (6) months salary paid on a monthly basis.

           7. Effect of Termination. All rights and obligations of the Company
              ---------------------
and Executive under this Agreement shall cease as of the effective date of termination, except that the obligations of the Company under this Section 4 and Executive's obligations under Sections 5 and 6 hereof shall survive such termination in accordance with their respective terms.


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       5.  Restriction on Competition.
           --------------------------

           a. Covenant Not to Compete. The parties acknowledge that the Company
              -----------------------
is placing Executive in a position of great trust, responsibility and authority by virtue of this Agreement, and as a result, that Executive will be exposed to the Company's most sensitive commercial and proprietary information. The parties also recognize and acknowledge that by virtue of his position, Executive will come to be identified closely with the Company in the business and industries in which the Company operates. Executive further acknowledges that the Company's interests in protecting its confidential information and its relationships are both significant and difficult to quantify economically. Therefore, Executive agrees that during the Term of this Agreement and for a period of twelve (12) months from the termination of this Agreement, Executive shall not, without the prior written consent of the Company, either directly or indirectly, for himself or on behalf of or in conjunction with any other Person (i) own, manage, operate, control, be employed by, participate in, render services to, or be associated in any manner with the ownership, management, operation or control of, any business similar to the type of business conducted by the Company (which is described in Recitals, Section A above) or any of its Affiliates within any of the geographic territories in which the Company or any of its Affiliates conducts business, (ii) solicit business of the same or similar type being carried on by the Company or any of its Affiliates from any Person (as defined in Section 1(d) above) known by Executive to be a customer of the Company or any of its Affiliates, whether or not Executive had personal contact with such Person during and by reason of Executive's employment with the Company, or (iii) solicit any employee or contractor of the Company to terminate that relationship or endeavor or attempt in any way to interfere with or induce a breach of any

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contractual relationship that the Company or any of its Affiliates may have with any employee, customer, contractor, supplier, representative or distributor.

           2. No Breach for Activities Deemed Not Competitive. It is further
              -----------------------------------------------
agreed that, in the event that Executive shall cease to be employed by the Company and enter into a business or pursue other activities that, at such time, are not in competition with the Company or any of its Affiliates, Executive shall not be chargeable with a violation of this Section 5 if the Company subsequently enters the same (or a similar) competitive business or activity.

           3. Severability. The parties desire the provisions of this Section 5
              ------------
to be enforceable to the greatest degree possible. Therefore, the covenants in this Section 5 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 5 relating to the time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, such time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

           4. Fair and Reasonable. Executive has carefully read and considered
              -------------------
the provisions of this Section 5 and, having done so, agrees that the restrictive covenants in this Section 5 impose a fair and reasonable restraint on Executive, are reasonably required to protect

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the interests of the Company, its Affiliates and their respective officers, directors, employees and stockholders and that the provisions would not unduly restrict his ability to make an adequate living following the termination of his employment with the Company. It is further agreed that the Company and Executive intend that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company throughout the term of these covenants.

       6.  Confidential Information.
           ------------------------

           1. Confidential Information. Executive hereby agrees to hold in
              ------------------------
strict confidence and not to disclose to any third party any of the confidential and proprietary business, financial, technical, economic, sales and/or other types of proprietary business information relating to the Company or any of its Affiliates (including all trade secrets) in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which Executive has, or is given (or has had or been given), access during the course of his employment with the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales or other valuable aspects of the business and trade of the Company or its Affiliates, including without limitation, technologies, products, processes, plans, clients, personnel, operations and business activities. This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of the Executive, (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed, or (c) is reasonably believed by

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Executive, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Executive; provided, however, that in the case of clause (b) or
(c), Executive shall give the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

           2. Return of Company Property. In the event of termination of
              --------------------------
Executive's employment with the Company for whatever reason or no reason, (i) Executive agrees not to copy, make known, disclose or use, any of the Confidential Information without the Company's prior written consent, and (ii) Executive or Executive's personal representative shall return to the Company (A) all Confidential Information, (B) all other records, designs, patents, patent applications, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials and other data or property delivered to or compiled by Executive by or on behalf of the Company or its respective representatives, vendors or customers that pertain to the business of the Company or any of its Affiliates, whether in paper, electronic or other form, and (C) all keys, credit cards, vehicles and other property of the Company. Executive shall not retain or cause to be retained any copies of the foregoing. Executive hereby agrees that all of the foregoing shall be and remain the property of the Company and the applicable Affiliates and be subject at all times to their discretion and control.

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       8.  Corporate Opportunities.
           -----------------------

           1. Duty to Notify. During the Term of this Agreement, in the event
              --------------
that Executive shall become aware of any business opportunity related to the business of the Company, Executive shall promptly notify the Board of Directors of such opportunity. Executive shall not appropriate for himself or for any other Person (as herein defined) other than the Company (or any Affiliate) any such opportunity unless, as to any particular opportunity, the Board of Directors fails to take appropriate action within thirty (30) days after the date of notification by Executive. Executive's duty to notify the Board of Directors and to refrain from appropriating all such opportunities for thirty
(30) days shall neither be limited by, nor shall such duty limit, the application of the general laws relating to the fiduciary duties of an agent or employee.

           2. Failure to Notify. In the event that Executive fails to notify the
              -----------------
Board of Directors or so appropriates any such opportunity without the express written consent of the Board of Directors, Executive shall be deemed to have violated the provisions of this Section notwithstanding the following:

              (i) The capacity in which Executive shall have acquired such opportunity; or

              (ii) The probable success in the hands of the Company of such opportunity.

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       8.  No Prior Agreements.  Executive hereby represents and warrants to the
           -------------------
Company that the execution of this Agreement by Executive, his employment by the Company, and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other Person. Further, Executive agrees to indemnify and hold harmless the Company and its officers, directors and representatives for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company or such other persons, based upon or arising out of any noncompetition agreement, invention, secrecy or other agreement between Executive and such third party that was in existence as of the effective date of this Agreement. To the extent that Executive had any oral or written employment agreement, consulting agreement or understanding with the Company, this Agreement shall automatically supersede such agreement or understanding, and upon execution of this Agreement by Executive and the Company, such prior agreement or understanding, excluding only Executive's Stock Option Agreements dated September 27, 1999, April 27, 2000 and October 5, 2000, automatically shall be deemed to have been terminated and shall be null and void.

       9.  Representation.  Executive acknowledges that he (a) has reviewed this
           --------------
Agreement in its entirety, and/or (b) has had an opportunity to obtain the advice of separate legal counsel prior to executing this Agreement, and (c) fully understands all provisions of this Agreement.

       10.  Assignment; Binding Effect.  Executive understands that he has been
            --------------------------
selected for employment by the Company on the basis of his personal and professional qualifications,

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experience and skills. Executive agrees, therefore, that he cannot assign or delegate all or any portion of his performance under this Agreement. This Agreement may not be assigned or transferred by the Company without the prior written consent of Executive. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, if Executive accepts employment with an Affiliate, unless Executive and his new employer agree otherwise in writing, this Agreement shall automatically be deemed to have been assigned to such new employer (which shall thereafter be an additional or substitute beneficiary of the covenants contained herein, as appropriate), with the consent of Executive, such assignment shall be considered a condition of employment by such new employer, and references to the "Company" in this Agreement shall be deemed to refer to such new employer.

       11. Complete Agreement; Waiver; Amendment. This Agreement is not a
           -------------------------------------
promise of future employment. Executive has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Executive with respect to the subject matter hereof and thereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and

                                      -18-
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Executive, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

       12. Notice. All notices, requests, demands and other communications
           ------
required or permitted to be given under this Agreement shall be in writing and shall be given or made by personally delivering the same to or sending the same by prepaid certified or registered mail, return receipt requested, or by reputable overnight courier, or by facsimile machine to the party to which it is directed at the address set out on the signature page to this Agreement or at such other address as such party shall have specified by written notice to the other party as provided in this Section, and shall be deemed to be given if delivered personally at the time of delivery, or if sent by certified or registered mail as herein provided three (3) days after the same shall have been posted, or if sent by reputable overnight courier upon receipt, or if sent by facsimile machine as soon as the sender receives written or telephonic confirmation that the facsimile was received by the recipient and such facsimile is followed the same day by mailing by prepaid first class mail.

       13. Severability; Headings. If any portion of this Agreement is held
           ----------------------
invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid and inoperative. This severability provision shall be in addition to, and not in place of, the provisions of Section 5(c) above. The Sections headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

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       14. Equitable Remedy. Because of the difficulty of measuring economic
           ----------------
losses to the Company as a result of a breach of the restrictive covenants set forth in Sections 5 and 6 hereof, and because of the immediate and irreparable damage that would be caused to the Company for which monetary damages would not be a sufficient remedy, it is hereby agreed that in addition to all other remedies that may be available to the Company at law or in equity, the Company shall be entitled to specific performance and any injunctive or other equitable relief as a remedy for any breach or threatened breach of the aforementioned restrictive covenants.

       15. Arbitration. Except as provided in Section 14 hereof, any unresolved
           -----------
dispute or controversy arising under or in connection with this Agreement or otherwise concerning Executive's relationship with the Company, whether arising in contract, tort or otherwise, shall be settled exclusively by arbitration conducted in accordance with the rules of the American Arbitration Association applicable to the arbitration of employment disputes then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof, nor to award punitive damages to any injured party. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The arbitration proceeding shall be held in the city where the principal office of the Company is located. Notwithstanding the foregoing, the Company shall be entitled to seek injunctive or other equitable relief, as contemplated by
Section 14 hereof, from any court of competent jurisdiction, without the need to resort to arbitration. Should judicial proceedings be commenced to enforce or carry out this provision or any arbitration award, the prevailing party in

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

such proceedings shall be entitled to reasonable attorneys' fees and costs in addition to other relief.

       16. Governing Law and Governing Venue. Any or all disputes,
           ---------------------------------
disagreements, or litigation relating to or under terms of this Agreement, including any arbitration or litigation relating to any arbitration under
Section 15, must be litigated and/or arbitrated in the Commonwealth of Virginia. In order to effectuate this provision, the parties expressly consent to personal jurisdiction in Virginia and to a Virginia venue. This Agreement shall in all respects be construed according to the substantive laws of the Commonwealth of Virginia, without regard to its conflict of laws principles.

       17.  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which may be executed by less than all of the parties to this Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

       18. Signatures. The parties shall be entitled to rely upon and enforce a
           ----------
facsimile of any authorized signatures as if it were the original.

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

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


COMPANY:                                     EXECUTIVE:

STAR SCIENTIFIC, INC.


By: /s/ Paul L. Perito                       By: /s/ Christopher G. Miller
    -------------------------                    --------------------------
        (Signature)                                     (Signature)


Paul L. Perito, Chairman,                    Christopher G. Miller
President and COO                            603 Wellshire Place
Star Scientific, Inc.                        Chester, Virginia 23836
7475 Wisconsin Avenue
Suite 850
Bethesda, Maryland  20814

Date: March 13, 2001                         Date: March 16, 2001


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